UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2013

BioZone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146182	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 608-5101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Effective October 18, 2013, BioZone Pharmaceuticals, Inc. (“BioZone”), BioZone Laboratories, Inc. (“BioZone Labs”), Daniel Fisher (“Fisher”) and Aphena Pharma Solutions (“Aphena”) entered into a Settlement Agreement (the “Settlement Agreement”).

Pursuant to the Settlement Agreement, Aphena agreed to dismiss all of its claims against BioZone, BioZone Labs and Fisher contained in the action, entitled Aphena Pharma Solutions - Maryland, LLC v. BioZone Laboratories, Inc. filed in the United States District Court for the Northern District of California No. C12-06292 (the “Lawsuit”).

In consideration for dismissal of the Lawsuit, Aphena will be paid the sum of $400,000 within 30 days by BioZone’s insurer, Evanston Insurance Company.  In addition, BioZone and BioZone Labs issued to Aphena a Promissory Note in the amount of $500,000 to be paid by February 28, 2014 and BioZone issued to Aphena five-year warrants to purchase up to 200,000 shares of BioZone common stock at $0.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioZone Pharmaceuticals, Inc.

Date: October 24, 2013	By:	/s/ Elliot Maza
Name: Elliot Maza Title: Chief Executive Officer and Chief Financial Officer